UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 19, 2012

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 755-5374

(Registrant’s telephone number)

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Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Management has determined that certain errors were contained in the Company’s financial statements for the year ended April 30, 2010 and the quarter ended July 31, 2010.  The date Management made our determination, the reason for the determination, and our plan to remedy the errors is set forth below.

Since acquiring the first development property in Nevada, on or about April 11, 2008, the Company had been applying an incorrect interpretation of capitalized exploration costs.  The errors for the quarter ended January 31, 2010, and prior quarters were related to an incorrect interpretation of capitalized exploration costs.  The company had not been capitalizing the appropriate costs as mineral interest.  The Excalibur, Longstreet, and Jet properties call for annual lease payments, the issuance of common stock, and common stock purchase options, for the right to acquire the undivided right, title and interest in and to the properties.  In accordance with guidance contained in ASC 805, mineral rights to explore, extract and retain at least a portion of the benefits from mineral deposits are to be considered tangible assets.  The adjustments required to appropriately record these adjustments were considered material to the previously filed financial statements.

On July 29, 2011, the Company’s Chief Financial Officer, in consultation with the Company’s Board of Directors, determined the need for restated financial statements due to incorrect capitalization of property lease payments.  The Company discussed this situation, prior to the restatement, with our current and former auditors.

The restatement of the Company’s audited financial statements for the year ended April 30, 2010 was previously disclosed in the notes to the Company audited financial statements accompanying its Form 10-K for the year ended April 30, 2011 and the restatement of unaudited financial statements for the period ended July 31, 2010 was disclosed in the unaudited interim financial statements accompanying the Company’s Form 10-Q for the fiscal period ended July 31, 2011.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

January 18, 2012